                                                                      Exhibit 21
                                                                      ----------

                                               List of Subsidiaries
                                               --------------------

         Name                                                 State or other
         ----                                                 --------------
                                                              jurisdiction of
                                                              ---------------
                                                              organization
                                                              ------------

         Biogen Securities Corp.                              Massachusetts

         Biogen Realty Corp.                                  Massachusetts

         Biogen GmbH                                          Germany

         Biogen Limited                                       United Kingdom

         Biogen France, S.A.                                  France

         Biotech Manufacturing Ltd.                           Channel Islands

         Biogen B.V.                                          The Netherlands

         Biogen Technologies, Inc.                            Delaware

         Biogen Canada, Inc.                                  Delaware

         Biogen Marketing GmbH                                Switzerland
